Exhibit 5


                         NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                            ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

                TELEPHONE: 617 439-2000 FACSIMILE: 617 973-9748




CAPE COD OFFICE
HYANNIS, MASSACHUSETTS




                                 August 31, 1998
                                    12742-40



Meditrust Corporation
197 First Avenue, Suite 300
Needham, MA 02494

Meditrust Operating Company
197 First Avenue, Suite 100
Needham, MA 02494

Gentlemen:

         Reference is made to Post-Effective Amendment No. 1 to the Joint Registration Statement on Form S-3 (the "Registration Statement"), which Meditrust Corporation, a Delaware corporation, and Meditrust Operating Company, a Delaware corporation (together, the "Companies"), have filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to any combination of the Companies' shares of paired common stock, par value $.10 (the "Shares"), shares of preferred stock, par value $.10, which may or may not be paired (the "Preferred Stock"), depositary shares ("Depositary Shares") representing fractional interests in shares of Preferred Stock, shares of series common stock, par value $.10 which may or may not be paired (the "Series Common Stock"), debt securities (the "Debt Securities") issued under an Indenture (together with any supplement thereto, the "Indenture") between the Companies and a national bank as trustee (the "Trustee"), warrants to purchase Shares, warrants to purchase Debt Securities (collectively, the "Securities Warrants"), valued in the aggregate at a maximum of $2,000,000,000, to be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act, and an indeterminate number of Shares as may be issued upon any conversion of the Debt Securities and/or exercise of the warrants to purchase Shares (the "Conversion Shares"). As used herein with respect to any issuance of Shares, Preferred Stock, Depositary Shares, Series Common Stock, Debt Securities, Securities Warrants or Conversion Shares (collectively, the "Securities") the term "Issuing Company" means (i) both of the Companies if both of the Companies issue such Securities or (ii) if only one of the Companies issues such Securities, such Company.

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Meditrust Corporation
Meditrust Operating Company
August 31, 1998
Page -2-



         We have acted as counsel for the Companies in connection with the Registration Statement and are familiar with the proceedings taken and proposed to be taken by the Companies in connection with the authorization, registration, sale and issuance of the Securities. We have examined the Certificates of Incorporation and By-laws of each of the Companies and all amendments thereto, and certificates of public officials and such other documents, records and materials as we have deemed necessary in connection with this opinion letter. Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Companies' officers, directors and agents, we are of the opinion that:

         1. Upon the due authorization, execution and delivery of the Debt Securities by the Issuing Company, in the manner referred to in the Registration Statement and assuming any requisite authentication of the Debt Securities by the Trustee and due qualification of the Indenture, if any, under the Trust Indenture Act of 1939, as amended, and subject to the terms of the Debt Securities being otherwise in compliance with then applicable law, the Debt Securities will be duly issued and delivered by the Issuing Company, and will constitute the valid and legally binding obligations of the Issuing Company enforceable in accordance with their terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting creditors' rights or by general equitable principles.

         2. The Shares, the Preferred Stock, the Depositary Shares and the Series Common Stock, when issued in compliance with the terms described in the Registration Statement, and the Conversion Shares, when issued from time to time upon conversion of the Debt Securities and/or exercise of the Warrants to purchase Shares and in compliance with the terms described in the Indenture, if any, concerning conversion of Debt Securities, will be duly and validly issued, fully paid and non-assessable.

         3. The Securities Warrants, when issued in compliance with the terms described in the Registration Statement, will be duly issued and legally binding obligations of the Issuing Company, enforceable in accordance with their terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting creditors' rights or by general equitable principles.

         We understand that this opinion letter is to be used in connection with the Registration Statement as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the


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Meditrust Corporation
Meditrust Operating Company
August 31, 1998
Page -3-


Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to be used in connection with the offer and sale of the Securities only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

                                            Very truly yours,

                                            /s/ Nutter, McClennen & Fish, LLP

                                            Nutter, McClennen & Fish, LLP


MJB/NCH/dmp